UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2008

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32877 (Commission File Number)	13-4172551 (IRS Employer Identification No.)

2000 Purchase Street Purchase, New York (Address of principal executive offices)	10577 (Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

MasterCard International Incorporated (the “Company”), the principal operating subsidiary of MasterCard Incorporated (the “Registrant”), entered into employment agreements with Robert W. Selander on December 31, 2008 and with each of Noah Hanft, Chris McWilton and Martina Hund-Mejean (collectively with Mr. Selander, the “Executives”) on December 30, 2008.

Each of the existing employment agreements for Messrs. Selander, Hanft and McWilton were amended and restated to, among other things, comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and integrate each original employment agreement with such Executive’s respective Change in Control Agreement (and in Mr. Selander’s case, an addendum to his original employment agreement as well), and each amended and restated employment agreement contains substantially the same terms as the original agreements, with the exception of certain changes highlighted below. Ms. Hund-Mejean’s employment agreement replaces an offer letter of employment, dated October 5, 2007, previously provided by the Company in connection with Ms. Hund-Mejean joining the Company as its Chief Financial Officer.

Robert W. Selander

Term.

Mr. Selander’s amended and restated employment agreement provides for him to continue to be employed as Chief Executive Officer (“CEO”) of the Company for a fixed term until December 31, 2010 (the “CEO Term of Employment”) unless terminated earlier or unless extended by mutual agreement. Previously, Mr. Selander’s employment agreement provided for a perpetual term.

Duties.

Mr. Selander will have duties customary and consistent with the position of CEO throughout the CEO Term of Employment. To implement a planned transition of Mr. Selander’s position to any successor CEO, the Company would have the right to modify Mr. Selander’s position; provided that such change would not be accompanied by a reduction in Mr. Selander’s compensation, benefits or perquisite entitlements, or, prior to December 15, 2010, by a change in his status as a member of the Executive Committee and senior level executive of the Company.

Definitions.

The definition of cause in Mr. Selander’s employment agreement was revised to further clarify his role in providing assistance during any transition of his duties and responsibilities to a successor CEO. The definition of good reason was also amended to provide that a change in the position of Mr. Selander as a result of the implementation of the planned transition of Mr. Selander’s position will not constitute a good reason event unless this change is accompanied by a reduction in Mr. Selander’s compensation, benefits or perquisite entitlements, or prior to December 15, 2010, by a change in his status as a member of the Executive Committee and senior level executive of the Company. In addition, the definition of good reason was clarified to provide that a reduction in Mr. Selander’s base salary of up to 10%, in the aggregate, over the CEO Term of Employment will not constitute a good reason event. Furthermore, Mr. Selander will be required to notify the Company of his decision to terminate his employment for good reason within 90 days of becoming aware of the occurrence of a good reason event. If Mr. Selander fails to notify the Company of his intent to terminate his employment for good reason in the prescribed time, Mr. Selander will be deemed to have waived his right to terminate his employment for good reason.

Payments.

In addition to the payments described previously in the Company’s public filings, the employment agreement was revised to provide that if Mr. Selander’s employment is terminated due to death, disability, without cause, or for good reason, Mr. Selander or his estate, as applicable, will be entitled to receive an additional payment representing, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which the termination of employment occurs, payable in the amount and at the time such bonus would have been paid had he remained employed.

Furthermore, the provision providing for the payment of a pro rata portion of Mr. Selander’s annual incentive compensation for the year of termination upon his termination without cause or for good reason was clarified to comply with the new guidance promulgated under Section 162(m) of the Code. Payment of the pro rata portion of his annual incentive compensation for the year of termination under these circumstances will only be made to Mr. Selander based on the actual performance of the Company for the applicable performance period as determined by the Human Resources and Compensation Committee.

The employment agreement was also amended to provide that, upon his termination for good reason or without cause, Mr. Selander’s severance pay period will be shortened from a period of 36 months to the balance of the CEO Term of Employment. Furthermore, the employment agreement was amended to provide that, upon his termination for good reason or without cause, Mr. Selander will be deemed to have (i) retired under the MasterCard Incorporated 2006 Long Term Incentive Plan (“LTIP”) with respect to all awards granted thereunder and (ii) remained an executive officer of the Company through December 31, 2010 for purposes of accrual of benefits and entitlements to certain contributions under the Company’s compensation and benefit plans.

Finally, pursuant to his employment agreement, upon expiration of his CEO Term of Employment, Mr. Selander will now be entitled to receive his retention payment to the extent not paid, and his annual incentive compensation for 2010 based on the actual performance of the Company. Furthermore, upon expiration of the CEO Term of Employment, Mr. Selander will be deemed to have (i) retired under the LTIP with respect to all awards granted thereunder and (ii) remained an executive officer of the Company through December 31, 2010 for purposes of accrual of benefits and entitlements to certain contributions under the Company’s compensation and benefit plans.

Integration of Change in Control Agreement and Retention Agreement.

Mr. Selander’s employment agreement was amended to integrate his Change in Control Agreement and the addendum to his original employment agreement describing the requirements for a $10,000,000 retention payment to Mr. Selander. The retention payment provisions were revised to provide that the retention payment will be made upon the effective date of the Board’s appointment of a successor CEO, or, if no such appointment has been made by December 31, 2010, within 30 days after December 31, 2010. Previously, Mr. Selander was required to, among other things, remain employed until a date set by the Board between April 9, 2010 and April 9, 2011 and provide required assistance in identifying his successor and transitioning his responsibilities to such person in order to be eligible to receive such retention payment.

Restrictive Covenants.

The restrictive covenants in Mr. Selander’s employment agreement were revised as follows: (i) Mr. Selander’s confidentiality obligations were shortened from a perpetual restriction to a 5-year post-termination restriction; and (ii) Mr. Selander’s non-compete obligations were revised to conform them to the non-compete obligations under the LTIP.

Section 409A of the Code.

Mr. Selander’s employment agreement was amended in many respects to comply with Section 409A of the Code and the guidance promulgated thereunder.

Noah Hanft and Chris McWilton

Term.

Pursuant to their employment agreements, Messrs. McWilton and Hanft will be employed as President, Global Accounts and General Counsel, Chief Franchise Officer & Corporate Secretary, respectively, for a period of two years (i.e., until December 30, 2010) with automatic one-year renewals unless the applicable Executive or the Company gives a 90-day written notice not to renew the employment agreement (the “Executive Term of Employment”). Previously, the employment agreements provided for a perpetual term.

Definitions.

The employment agreements have been revised to provide that disability will have the meaning set forth in the MasterCard Long-Term Disability Benefits Plan. The definition of cause was also modified to identify additional policies that the Executives must not breach during their employment with the Company.

The definition of good reason was revised to require the Executives to notify the Company of their decision to terminate their employment for good reason within 60 days of becoming aware of the occurrence of a good reason event. If the Executives fail to notify the Company of their intent to terminate their employment for good reason in the prescribed time, the Executives will be deemed to have waived their right to terminate their employment for good reason. In addition, the definition of good reason was amended to provide that a material reduction in the Executives’ base salary will be needed to constitute a good reason event. However, the employment agreements clarify that a reduction of 10% in the aggregate over the Executive Term of Employment will not constitute a material reduction.

Termination.

The employment agreements were amended to provide that in the event of a voluntary resignation, the Company may decide to waive all or part of the 90-day written notice requirement. Unless waived, failure by the Executives to provide such written notice will render the Executives ineligible to receive certain payments upon their voluntary resignation. Furthermore, the employment agreements were revised to provide for mandatory retirement at age 65. As a result, the Executives’ employment will be terminated on the last day of the calendar year in which the Executives attain age 65. Upon such termination of employment, the Executives will receive the same payments as they would have been entitled to receive prior to the amendment and restatement of their employment agreements in the event they were terminated for any reason after age 65.

Payments.

In addition to the payments described previously in the Company’s public filings, the employment agreements were revised to provide that if the Executives’ employments are terminated due to disability, the Executives will receive a pro rata portion of their target annual incentive bonus for the year of termination based on the number of completed months during that year rather than completed quarters. Furthermore, the provision providing for the payment of a pro rata portion of the annual incentive compensation for the year of termination upon the Executives’ termination of employment without cause, for good reason or due to mandatory retirement was clarified to comply with the new guidance promulgated under Section 162(m) of the Code. Payment of the pro rata portion of the incentive annual compensation for the year of termination under these circumstances will only be made based on the actual performance of the Company for the applicable performance period as determined by the Human Resources and Compensation Committee and the proration will be based on the completed months rather than quarters.

Because of the added concept of Executive Term of Employment, the employment agreements were revised to provide for certain types of payments upon non-renewal of the employment agreements. Consequently, the employment agreements provide that (i) upon non-renewal by the Executives, the Executives will be entitled to receive the same payments as the Executives would have received upon their voluntary resignation and (ii) upon non-renewal by the Company, the Executives will be entitled to receive the same payments as the Executives would have received upon termination of employment without cause or for good reason.

Mr. McWilton’s employment agreement provides that if Mr. McWilton is not eligible for retiree health coverage after exhaustion of Company-paid COBRA medical coverage , the Company will reimburse him for the costs of medical coverage comparable to the costs of coverage of active members of the Executive Committee until Mr. McWilton reaches age 55 and thereafter if he is not eligible for retiree medical coverage through another employer, the Company will provide him with access to group medical coverage as if he had remained employed by the Company as an active employee and retired at age 55.

Finally, Mr. McWilton’s employment agreement provides that if Mr. McWilton is terminated without cause, for good reason or upon non-renewal by the Company within four years of the earliest date he is eligible for retirement under the LTIP, Mr. McWilton will be deemed terminated by reason of retirement solely for the purposes of the LTIP.

Integration Change in Control Agreement.

The employment agreements were amended to integrate the Executives’ Change in Control Agreements.

Restrictive Covenants.

The restrictive covenants in the employment agreements were revised as follows: (i) the non-compete obligations were revised to conform them to the non-compete obligations under the LTIP; and (ii) the Executives’ option to reduce the length of their non-compete and non-solicitation restrictive periods by correspondingly voluntarily shortening their severance period was eliminated.

Section 409A of the Code.

The employment agreements were amended in many respects to comply with Section 409A of the Code and the guidance promulgated

Martina Hund-Mejean

Term.

The term of the employment agreement will be for a period of two years (i.e., until December 30, 2010) with automatic one-year renewals unless Ms. Hund-Mejean or the Company gives a 90-day written notice not to renew the employment agreement (the “CFO Term of Employment”). Under the offer letter Ms. Hund-Mejean was an at-will employee with no specified term of employment.

Compensation.

During the CFO Term of Employment Ms. Hund-Mejean will receive a base salary which will be reviewed annually by the Human Resources and Compensation Committee and based on Ms. Hund-Mejean’s performance will be subject to increase. During the CFO Term of Employment she will be eligible to participate in such annual and/or long term bonus or incentive plan(s) as is or may be generally made available to other employees of the Company at Ms. Hund-Mejean’s level, based on performance goals or other criteria, terms and conditions as may be established by the Company. Ms. Hund-Mejean will also be eligible to participate in the Company’s benefit and perquisite programs generally made available to the Executive Committee of the Company (excluding the CEO) in accordance with the terms and conditions of such programs.

Termination.

The employment agreement will terminate upon Ms. Hund-Mejean’s death, at the option of the Company upon her disability, upon her termination by the Company for “Cause” (as defined in the agreement and described below), upon her termination by the Company without cause, at her option upon an event constituting “Good Reason” (as defined in the agreement and described below), her voluntary resignation, upon either party giving the other notice of non-renewal or on the last day of the calendar year in which she attains the age of 65.

Payments.

Death. In the event of Ms. Hund-Mejean’s death her estate and/or beneficiaries shall receive the following payments in a lump sum within 30 days following the date of termination: (i) base salary earned but not paid through the date of her death; (ii) payment for all accrued but unused vacation time; (iii) the target annual incentive bonus payable for the year in which her death occurs, if not already paid; and (iv) such additional benefits, if any she may be entitled to under the Company’s plans and programs on account of death.

Disability. In the event of Ms. Hund-Mejeans’s termination of employment on account of disability she will receive the same payments as noted above in the event of her death except that her target annual incentive bonus will be pro-rated for the year of her termination.

For Cause. If the Company terminates Ms. Hund-Mejean’s employment for Cause she will be entitled to the payments set forth in items (i) and (ii) above (payment in the event of her death) and such additional benefits, if any that she would be entitled to under the Company’s plans and programs on account of termination for Cause. “Cause” generally means: (a) the willful failure by the Executive to perform her duties or responsibilities (other than due to disability); (b) the Executive’s engaging in serious misconduct that is injurious to the Company including, but not limited to, damage to its reputation or standing in its industry; (c) the Executive’s having been convicted of, or entered a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (d) the material breach by the Executive of any written covenant or agreement with the Company not to disclose any information pertaining to the Company; or (e) the breach by the Executive of the Company’s code of conduct, the supplemental code of conduct, any material provision of her employment agreement or any material provision of specified Company policies.

Voluntary Resignation or Non Renewal by Ms. Hund-Mejean. If Ms. Hund-Mejean voluntarily resigns or provides notice of non-renewal of the agreement she will receive the same payments of base salary and accrued but unused vacation time noted above and such additional benefits, if any that she would be entitled to under the Company’s plans and programs on account of her voluntary termination.

Without Cause, With Good Reason or Upon Non-Renewal by the Company. In the event of Ms. Hund-Mejean’s termination by the Company without cause, by her with Good Reason or upon non-renewal of her agreement by the Company, she will be entitled to the following payments: (i) in a lump sum within 30 days following the date of termination all base salary earned but not paid prior to the date of termination; (ii) in a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (iii) a pro-rata portion of the annual incentive bonus payable for the year in which her termination occurs based upon the actual performance of the Company for the applicable performance period and payable in accordance with the regular bonus pay practices of the Company and, to the extent not already paid, the annual incentive bonus for the year immediately preceding the year in which her date of termination occurs, payable in the amount and at the time it would have been paid had she remained employed; (iv) base salary continuation for 24 months following the date of termination; (v) a bonus payment for each of the succeeding two years with each bonus amount equivalent to the average annual bonus received by Ms. Hund-Mejean with respect to the prior two years of employment, payable in accordance with the annual incentive pay practices of the Company; (vi) payment of the monthly cost of the premium for COBRA medical coverage for the applicable COBRA period (or the severance period if shorter) or if she is eligible for the MasterCard Retiree Health Plan, the full cost of the Retiree Health coverage for the severance pay period and thereafter the retiree contribution levels shall apply; (vii) outplacement services; and (viii) such additional benefits, if any that she would be entitled to under the Company’s plans and programs for the above captioned events of termination. “Good Reason” generally means: (a) the assignment to a position for which the Executive is not qualified or a materially lesser position than the position held by the Executive; (b) a material reduction in the Executive’s annual Base Salary other than a 10 percent or less reduction, in the aggregate, over the CFO Term of Employment; (c) the relocation of the Executive’s principal place of employment to a location more than 50 miles from the Executive’s principal place of employment; or (d) the failure by the Company to obtain an agreement from any successor to the Company to assume and agree to perform any employment agreement between the Executive and the Company.

Entitlement to the payments described in items (iv), (v), (vi) and (vii) above are subject to the execution (without revocation) within 60 days following the date of termination of a Separation Agreement and Release in the form attached to the agreement.

Mandatory Retirement. In the event Ms. Hund-Mejean’s employment ends upon mandatory retirement (i.e., the last day of the calendar year in which she attains the age of sixty-five) she will be eligible for the following payments: (i) in a lump sum within 30 days following the date of termination all base salary earned but not paid prior to the date of termination; (ii) in a lump sum within 30 days following the date of termination equal to all accrued but unused vacation time; (iii) a pro-rata portion of the annual incentive bonus payable for the year in which her termination occurs based upon the actual performance of the Company for the applicable performance period and payable in accordance with the regular bonus pay practices of the Company; and (iv) such additional vested benefits which she is expressly entitled following the termination of her employment under the Company’s plans and programs.

Gross-Up Payments. Ms. Hund-Mejean’s agreement provides for the payment of a gross up amount in the event any payments she may receive under the agreement are subject to an excise tax under Section 4999 of the Internal Revenue Code of 1986 (the “Excise Tax”). The Excise Tax is generally only payable on amounts which constitute parachute payments under Section 280G of the Code (generally defined as amounts payable in connection with a change in control of the Company). Under the gross-up provision Ms. Hund-Mejean would be entitled to receive an amount such that the net amount retained by her, taking into account the gross-up payment, and after deduction of federal, state and local income and employment taxes and excise taxes, shall equal the Excise Tax on the payments she receives (including amounts attributable to the receipt of the gross-up payment). The gross up provision however will not be applicable if the net value of the payments (taking into account the Excise Tax and federal, state and local income and employment taxes but not any gross-up amount) would be less than what she would have netted had the present value of her total payments in the event of a change in control been reduced by $1 below the maximum amount permitted to be received without triggering the Excise Tax under Section 280G of the Code and in such event her total payments would be reduced to such amount.

Entitlement to the gross-up payment described above is subject to execution (without revocation) within 60 days following the date of termination of a Separation Agreement and Release in the form attached to the agreement.

Repayment of Sign-on Award. Under Ms. Hund-Mejean’s original offer letter, she was awarded a one time cash sign on award of $1,225,000. Under the original terms of the offer letter, if she were to voluntarily leave employment with the Company or be terminated for Cause at any time prior to May 1, 2009, she would be required to repay the net amount received from the cash award (after lawful deductions) within 30 days of such date of termination. The agreement retains this requirement.

Restrictive Covenants. The agreement subjects Ms. Hund-Mejean to the Company’s standard restrictive covenants for executive employees.

*******

The foregoing description of the employment agreements for each of Messrs. Selander, Hanft and McWilton and Ms. Hund-Mejean does not purport to be a complete description and is qualified in its entirety by reference to the full text of the employment agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement between Robert W. Selander and MasterCard International Incorporated, dated December 31, 2008.

10.2	Employment Agreement between Noah J. Hanft and MasterCard International Incorporated, dated December 30, 2008.

10.3	Employment Agreement between Chris A. McWilton and MasterCard International Incorporated, dated December 30, 2008.

10.4	Employment Agreement between Martina Hund-Mejean and MasterCard International Incorporated, dated December 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: January 2, 2009	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel, Chief Franchise Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Employment Agreement between Robert W. Selander and MasterCard International Incorporated, dated December 31, 2008.

10.2	Employment Agreement between Noah J. Hanft and MasterCard International Incorporated, dated December 30, 2008.

10.3	Employment Agreement between Chris A. McWilton and MasterCard International Incorporated, dated December 30, 2008.

10.4	Employment Agreement between Martina Hund-Mejean and MasterCard International Incorporated, dated December 30, 2008.